Exhibit 99.1

Intercontinental Exchange Reports Strong Second Quarter 2021

Jeffrey C. Sprecher,

ICE Chairman & Chief Executive Officer, said,

“We are pleased to report our second quarter results that extend our track record of growth. Amidst a dynamic macroeconomic backdrop, customers continue to access our networks to manage risk, consume data and drive workflow efficiencies. As we look to the second half of the year and beyond, we will continue to leverage our data, technology & network expertise to deliver innovative solutions for our customers and drive growth for our stockholders.”

• 2Q21 net revenues of $1.7 billion, +22% y/y

• 2Q21 GAAP diluted EPS of $2.22, +134% y/y

• 2Q21 pre-tax gain of $1.23 billion related to the full divestment of stake in Coinbase

• 2Q21 adj. diluted EPS of $1.16, +12% y/y

• 2Q21 operating income of $799 million, +7% y/y; adjusted operating income of $963 million, +17% y/y

• 2Q21 operating margin of 47%; adj. operating margin of 56%

ATLANTA & NEW YORK, July 29, 2021 - Intercontinental Exchange (NYSE: ICE), a leading global provider of data, technology and market infrastructure, today reported financial results for the second quarter of 2021. For the quarter ended June 30, 2021, consolidated net income attributable to ICE was $1.3 billion on $1.7 billion of consolidated revenues, less transaction-based expenses. Second quarter GAAP diluted earnings per share (EPS) were $2.22. Adjusted net income attributable to ICE was $657 million in the second quarter and adjusted diluted EPS were $1.16. Please refer to the reconciliation of non-GAAP financial measures included in this press release for more information on our adjusted operating expenses, adjusted operating income, adjusted operating margin, adjusted net income, adjusted diluted EPS and free cash flow.

Warren Gardiner, ICE Chief Financial Officer, added: “In the second quarter, we once again grew revenues, operating income, earnings and cash flow. Our performance is a testament to the power of our diverse business model, which, through an array of macroeconomic environments, continues to deliver consistent and compounding growth for our stockholders.”

Second Quarter 2021 Business Highlights

$ (in millions)	Net Revenue	Op Margin	Adj Op Margin
	2Q21
Exchanges	$909	64%	67%
Fixed Income and Data Services	$458	26%	36%
Mortgage Technology	$340	28%	56%
Consolidated	$1,707	47%	56%

Second quarter consolidated net revenues were $1.7 billion, up 22% year-over-year including exchange net revenues of $909 million, fixed income and data services revenues of $458 million and mortgage technology revenues of $340 million. Consolidated operating expenses were $908 million for the second quarter of 2021. On an adjusted basis, consolidated operating expenses were $744 million. Consolidated operating income for the second quarter was $799 million and the operating margin was 47%. On an adjusted basis, consolidated operating income for the second quarter was $963 million and the adjusted operating margin was 56%.

Exchanges Segment Results

Second quarter exchange net revenues were $909 million. Exchange operating expenses were $326 million and on an adjusted basis, were $302 million in the second quarter. Segment operating income for the second quarter was $583 million and the operating margin was 64%. On an adjusted basis, operating income was $607 million and the adjusted operating margin was 67%.

$ (in millions)	2Q21	2Q20	% Chg
Revenue, net:
Energy	$274	$276	—%
Ags and Metals	62	59	3%
Financials(1)	83	76	8%
Cash Equities and Equity Options	85	101	(17)%
OTC and Other(2)	78	75	4%
Data and Connectivity Services	208	195	7%
Listings	119	111	8%
Segment Revenue	$909	$893	2%

(1) Financials include interest rates and other financial futures and options.

(2) OTC & other includes physical energy, interest income on certain clearing margin deposits, regulatory penalties and fines, fees for use of our facilities, regulatory fees charged to member organizations of our U.S. securities exchanges, designated market maker service fees, technology development fees, exchange member fees, and agriculture grading and certification fees.

Fixed Income and Data Services Segment Results

Second quarter fixed income and data services revenues were $458 million. Fixed income and data services operating expenses were $337 million and adjusted operating expenses were $291 million in the second quarter. Segment operating income for the second quarter was $121 million and the operating margin was 26%. On an adjusted basis, operating income was $167 million and the adjusted operating margin was 36%.

$ (in millions)	2Q21	2Q20	% Chg	Const Curr(1)
Revenue:
Fixed Income Execution	$13	$20	(33)%	(33)%
CDS Clearing	38	47	(19)%	(21)%
Fixed Income Data and Analytics	268	252	6%	5%
Other Data and Network Services	139	127	9%	7%
Segment Revenue	$458	$446	3%	1%

(1) Net revenues in constant currency are calculated holding both the pound sterling and euro at the average exchange rate from 2Q20, 1.2413 and 1.1011, respectively.

Mortgage Technology Segment Results

Second quarter mortgage technology revenues were $340 million. Mortgage technology operating expenses were $245 million and adjusted operating expenses were $151 million in the second quarter. Segment operating income for the second quarter was $95 million and the operating margin was 28%. On an adjusted basis, operating income was $189 million and the adjusted operating margin was 56%.

$ (in millions)	2Q21	2Q20	% Chg
Revenue:
Origination Technology	$241	$—	n/a
Closing Solutions	69	54	26%
Data and Analytics	18	—	n/a
Other	12	2	n/a
Segment Revenue	$340	$56	n/a

Other Matters

•	The effective tax rate for the second quarter of 2021 was 35%.
•	Operating cash flow through the second quarter of 2021 was $1.6 billion and free cash flow was $1.4 billion.
•	Unrestricted cash was $602 million and outstanding debt was $14.5 billion as of June 30, 2021.
•	Through the second quarter of 2021, ICE paid $374 million in dividends.
•	ICE recorded a pre-tax gain of $1.23 billion related to the full divestment of its stake in Coinbase in the second quarter of 2021.

Financial Guidance

•	ICE's third quarter 2021 total recurring revenues are expected to be in a range of $870 million to $885 million.
•	ICE's third quarter 2021 GAAP operating expenses are expected to be in a range of $930 million to $940 million and adjusted operating expenses(1) are expected to be in a range of $770 million to $780 million and include $55 million related to Bakkt.
•	ICE's full year 2021 GAAP operating expenses are expected to be in a range of $3.610 billion to $3.640 billion and adjusted operating expenses(1) are expected to be in a range of $2.950 billion to $2.980 billion to include third quarter Bakkt expense of $55 million.
•	ICE's third quarter 2021 GAAP non-operating expense(2) is expected to be in the range of $110 million to $115 million and adjusted non-operating expense is expected to be in the range of $100 million to $105 million.
•	ICE's full year 2021 capital expenditures are expected to be in a range of $430 million to $450 million.
•	ICE's diluted share count for the third quarter is expected to be in the range of 563 million to 569 million weighted average shares outstanding.

(1) 2021 and 3Q21 non-GAAP operating expenses exclude amortization of acquisition-related intangibles and transaction & integration costs.

(2) Non-operating expense includes interest income, interest expense and net other income. Non-GAAP non-operating expense excludes the equity earnings from unconsolidated investees.

Earnings Conference Call Information

ICE will hold a conference call today, July 29, 2021, at 8:30 a.m. ET to review its second quarter 2021 financial results. A live audio webcast of the earnings call will be available on the company's website at www.theice.com in the investor relations section. Participants may also listen via telephone by dialing 844-512-2926 from the United States, 866-284-3684 from Canada or 412-317-6300 from outside of the United States and Canada. Telephone participants are required to provide the participant entry number 0007154 and are recommended to call 10 minutes prior to the start of the call. The call will be archived on the company's website for replay.

The conference call for the third quarter 2021 earnings has been scheduled for October 28th, 2021 at 8:30 a.m. ET. Please refer to the Investor Relations website at www.ir.theice.com for additional information.

Historical futures, options and cash ADV, rate per contract, open interest data and CDS cleared information can be found at: http://ir.theice.com/investors-and-media/supplemental-volume-info/default.aspx

Consolidated Statements of Income

(In millions, except per share amounts)

(Unaudited)

	Six Months Ended June 30,		Three Months Ended June 30,
Revenues:	2021	2020	2021	2020
Exchanges	$2,942	$3,069	$1,336	$1,464
Fixed income and data services	926	910	458	446
Mortgage technology	695	102	340	56
Total revenues	4,563	4,081	2,134	1,966
Transaction-based expenses:
Section 31 fees	166	320	41	154
Cash liquidity payments, routing and clearing	893	807	386	417
Total revenues, less transaction-based expenses	3,504	2,954	1,707	1,395
Operating expenses:
Compensation and benefits	719	551	365	273
Professional services	81	63	37	34
Acquisition-related transaction and integration costs	28	14	10	2
Technology and communication	327	257	165	126
Rent and occupancy	41	40	20	19
Selling, general and administrative	111	89	60	40
Depreciation and amortization	506	314	251	157
Total operating expenses	1,813	1,328	908	651
Operating income	1,691	1,626	799	744
Other income (expense):
Interest income	—	8	—	2
Interest expense	(213)	(156)	(106)	(84)
Other income, net	1,287	31	1,239	11
Other income (expense), net	1,074	(117)	1,133	(71)
Income before income tax expense	2,765	1,509	1,932	673
Income tax expense	862	323	679	145
Net income	$1,903	$1,186	$1,253	$528
Net income attributable to non-controlling interest	(5)	(13)	(1)	(5)
Net income attributable to Intercontinental Exchange, Inc.	$1,898	$1,173	$1,252	$523

Earnings per share attributable to Intercontinental Exchange, Inc. common stockholders:
Basic	$3.38	$2.14	$2.23	$0.96
Diluted	$3.36	$2.13	$2.22	$0.95
Weighted average common shares outstanding:
Basic	562	549	563	546
Diluted	565	552	565	549

Consolidated Balance Sheets

(In millions)

(Unaudited)

	As of	As of
	June 30, 2021	December 31, 2020
Assets:
Current assets:
Cash and cash equivalents	$602	$583
Short-term restricted cash and cash equivalents	1,046	1,000
Customer accounts receivable, net	1,300	1,230
Margin deposits, guaranty funds and delivery contracts receivable	92,080	84,083
Prepaid expenses and other current assets	1,038	323
Total current assets	96,066	87,219
Property and equipment, net	1,745	1,713
Other non-current assets:
Goodwill	21,315	21,291
Other intangible assets, net	14,098	14,408
Long-term restricted cash and cash equivalents	398	408
Other non-current assets	568	1,161
Total other non-current assets	36,379	37,268
Total assets	$134,190	$126,200

Liabilities and Equity:
Current liabilities:
Accounts payable and accrued liabilities	$636	$639
Section 31 fees payable	163	207
Accrued salaries and benefits	210	346
Deferred revenue	428	158
Short-term debt	318	2,411
Margin deposits, guaranty funds and delivery contracts payable	92,080	84,083
Other current liabilities	415	155
Total current liabilities	94,250	87,999
Non-current liabilities:
Non-current deferred tax liability, net	3,711	3,563
Long-term debt	14,135	14,126
Accrued employee benefits	203	206
Non-current operating lease liability	287	320
Other non-current liabilities	399	359
Total non-current liabilities	18,735	18,574
Total liabilities	112,985	106,573
Commitments and contingencies
Redeemable non-controlling interest in consolidated subsidiaries	89	93
Equity:
Intercontinental Exchange, Inc. stockholders’ equity:
Common stock	6	6
Treasury stock, at cost	(5,267)	(5,200)
Additional paid-in capital	13,952	13,845
Retained earnings	12,563	11,039
Accumulated other comprehensive loss	(174)	(192)
Total Intercontinental Exchange, Inc. stockholders’ equity	21,080	19,498
Non-controlling interest in consolidated subsidiaries	36	36
Total equity	21,116	19,534
Total liabilities and equity	$134,190	$126,200

Non-GAAP Financial Measures and Reconciliation

We use non-GAAP measures internally to evaluate our performance and in making financial and operational decisions. When viewed in conjunction with our GAAP results and the accompanying reconciliation, we believe that our presentation of these measures provides investors with greater transparency and a greater understanding of factors affecting our financial condition and results of operations than GAAP measures alone. In addition, we believe the presentation of these measures is useful to investors for period-to-period comparison of results because the items described below as adjustments to GAAP are not reflective of our core business performance. These financial measures are not in accordance with, or an alternative to, GAAP financial measures and may be different from non-GAAP measures used by other companies. We use these adjusted results because we believe they more clearly highlight trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures, since these measures eliminate from our results specific financial items that have less bearing on our core operating performance. We strongly recommend that investors review the GAAP financial measures and additional non-GAAP information included in our Quarterly Report on Form 10-Q, including our consolidated financial statements and the notes thereto.

Adjusted operating expenses, adjusted operating income, adjusted operating margin, adjusted net income attributable to ICE common stockholders, adjusted diluted earnings per share and free cash flow for the periods presented below are calculated by adding or subtracting the adjustments described below, which are not reflective of our cash operations and core business performance, and their related income tax effect and other tax adjustments (in millions, except for per share amounts):

Adjusted Operating Income, Operating Margin and Operating Expense Reconciliation

(In millions)

(Unaudited)

	Exchanges Segment		Fixed Income and Data Services Segment		Mortgage Technology Segment		Consolidated
	Six Months Ended June 30,		Six Months Ended June 30,		Six Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020	2021	2020	2021	2020
Total revenues, less transaction-based expenses	$1,883	$1,942	$926	$910	$695	$102	$3,504	$2,954
Operating expenses	647	622	672	656	494	50	1,813	1,328
Less: Amortization of acquisition-related intangibles	37	35	91	96	185	10	313	141
Less: Transaction and integration costs and acquisition-related success fees	10	10	—	—	17	—	27	10
Less: Accruals relating to a regulatory settlement	—	—	—	5	—	—	—	5
Adjusted operating expenses	$600	$577	$581	$555	$292	$40	$1,473	$1,172
Operating income	$1,236	$1,320	$254	$254	$201	$52	$1,691	$1,626
Adjusted operating income	$1,283	$1,365	$345	$355	$403	$62	$2,031	$1,782
Operating margin	66%	68%	27%	28%	29%	50%	48%	55%
Adjusted operating margin	68%	70%	37%	39%	58%	59%	58%	60%

Adjusted Operating Income, Operating Margin and Operating Expense Reconciliation

(In millions)

(Unaudited)

	Exchanges Segment		Fixed Income and Data Services Segment		Mortgage Technology Segment		Consolidated
	Three Months Ended June 30,		Three Months Ended June 30,		Three Months Ended June 30,		Three Months Ended June 30,
	2021	2020	2021	2020	2021	2020	2021	2020
Total revenues, less transaction-based expenses	$909	$893	$458	$446	$340	$56	$1,707	$1,395
Operating expenses	326	300	337	326	245	25	908	651
Less: Amortization of acquisition-related intangibles	19	18	46	48	90	5	155	71
Less: Transaction and integration costs and acquisition-related success fees	5	—	—	—	4	—	9	—
Less: Accruals relating to a regulatory settlement	—	—	—	5	—	—	—	5
Adjusted operating expenses	$302	$282	$291	$273	$151	$20	$744	$575
Operating income	$583	$593	$121	$120	$95	$31	$799	$744
Adjusted operating income	$607	$611	$167	$173	$189	$36	$963	$820
Operating margin	64%	66%	26%	27%	28%	53%	47%	53%
Adjusted operating margin	67%	68%	36%	39%	56%	62%	56%	59%

Adjusted Net Income Attributable to ICE and EPS

(In millions)

(Unaudited)

	Six Months Ended June 30, 2021	Six Months Ended June 30, 2020
Net income attributable to ICE	$1,898	$1,173
Add: Amortization of acquisition-related intangibles	313	141
Add: Transaction and integration costs and acquisition-related success fees	27	10
Add: Extinguishment of December 2020 Senior Notes	—	14
Add: Accruals relating to a regulatory settlement	—	5
Add: Impairment of CAT promissory notes	—	2
Less: Gain on sale of Coinbase equity investment	(1,227)	—
Less: Gain related to the settlement of an acquisition-related indemnification claim	(7)	—
Less: Net income from unconsolidated investees	(34)	(35)
Add/(Less): Income tax effect for the above items	248	(33)
Add/(Less): Deferred tax adjustments on acquisition-related intangibles	197	(10)
Adjusted net income attributable to ICE	$1,415	$1,267

Basic earnings per share	$3.38	$2.14
Diluted earnings per share	$3.36	$2.13

Adjusted basic earnings per share	$2.52	$2.31
Adjusted diluted earnings per share	$2.50	$2.30

Basic weighted average common shares outstanding	562	549
Diluted weighted average common shares outstanding	565	552

Adjusted Net Income Attributable to ICE and EPS

(In millions)

(Unaudited)

	Three Months Ended June 30, 2021	Three Months Ended June 30, 2020
Net income attributable to ICE	$1,252	$523
Add: Amortization of acquisition-related intangibles	155	71
Add: Transaction and integration costs and acquisition-related success fees	9	—
Add: Extinguishment of December 2020 Senior Notes	—	14
Add: Accruals relating to a regulatory settlement	—	5
Add: Impairment of CAT promissory notes	—	2
Less: Gain on sale of Coinbase equity investment	(1,227)	—
Less: Gain related to the settlement of an acquisition-related indemnification claim	(7)	—
Less: Net income from unconsolidated investees	(9)	(18)
Add/(Less): Income tax effect for the above items	288	(16)
Add/(Less): Deferred tax adjustments on acquisition-related intangibles	196	(9)
Adjusted net income attributable to ICE	$657	$572

Basic earnings per share	$2.23	$0.96
Diluted earnings per share	$2.22	$0.95

Adjusted basic earnings per share	$1.17	$1.05
Adjusted diluted earnings per share	$1.16	$1.04

Basic weighted average common shares outstanding	563	546
Diluted weighted average common shares outstanding	565	549

Free Cash Flow Calculation

(In millions)

(Unaudited)

	Six months ended June 30, 2021	Six months ended June 30, 2020
Cash flow from operations	$1,607	$1,378
Less: Capital expenditures and capitalized software development costs	(240)	(144)
Add/(Less): Section 31 fees, net	44	(178)
Free cash flow	$1,411	$1,056

About Intercontinental Exchange

Intercontinental Exchange, Inc. (NYSE: ICE) is a Fortune 500 company that designs, builds and operates digital networks to connect people to opportunity. We provide financial technology and data services across major asset classes that offer our customers access to mission-critical workflow tools that increase transparency and operational efficiencies. We operate exchanges, including the New York Stock Exchange, and clearing houses that help people invest, raise capital and manage risk across multiple asset classes. Our comprehensive fixed income data services and execution capabilities provide information, analytics and platforms that help our customers capitalize on opportunities and operate more efficiently. At ICE Mortgage Technology, we are transforming and digitizing the U.S. residential mortgage process, from consumer engagement through loan registration. Together, we transform, streamline and automate industries to connect our customers to opportunity.

Trademarks of ICE and/or its affiliates include Intercontinental Exchange, ICE, ICE block design, NYSE and New York Stock Exchange. Information regarding additional trademarks and intellectual property rights of Intercontinental Exchange, Inc. and/or its affiliates is located at http://www.intercontinentalexchange.com/terms-of-use. Key Information Documents for certain products covered by the EU Packaged Retail and Insurance-based Investment Products Regulation can be accessed on the relevant exchange website under the heading “Key Information Documents (KIDS).”

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 - Statements in this press release regarding ICE's business that are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see ICE's Securities and Exchange Commission (SEC) filings, including, but not limited to, the risk factors in Intercontinental Exchange, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the SEC on February 4, 2021. We caution you not to place undue reliance on these forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of an unanticipated event. New factors emerge from time to time, and it is not possible for management to predict all factors that may affect our business and prospects. Further, management cannot assess the impact of each factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

SOURCE: Intercontinental Exchange

ICE-CORP

ICE Investor Relations Contact:

Mary Caroline O'Neal

+1 770 738 2151

marycaroline.oneal@ice.com

investors@ice.com

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+1 212 656 2490

josh.king@ice.com

media@ice.com